                                                                    Exhibit 23.2

                                       MK
                             Marcum & Kliegman LLP
                   Certified Public Accountants & Consultants
    A Limited Liability Partnership Consisting of Professional Corporations

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Registration  Statement on Form SB-2/A  Amendment
No. 1 [File No.  333-122755],  of our report dated March 4, 2005, except for the
6th  paragraph of Note 18 to the  financial  statements  as to which the date is
April 13, 2005 relating to the financial  statements of CepTor Corporation as of
December 31, 2004 and for the year then ended,  and to the use of our name as it appears under the Caption " Experts".

                                          s/ Marcum & Kliegman LLP
                                          Marcum & Kliegman LLP

New York, New York
July 20, 2005

               655 Third Avenue o 16th Floor o New York, NY 10017
                      Tel 212-981-3000 o Fax 212-981-3001

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